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                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Incentive Plan of Spyglass, Inc. of our report dated October 24, 1997, with respect to the consolidated financial statements and schedule of Spyglass, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP


Chicago, Illinois
February 24, 1998